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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 15, 2000


                             JMAR TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


                                STATE OF DELAWARE
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                 (State or other jurisdiction of incorporation)


       1-10515                                            68-0131180
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(Commission File No.)                       (IRS Employer Identification No.)


             3956 SORRENTO VALLEY BLVD., SAN DIEGO, CALIFORNIA 92121
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (858) 535-1706
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               (Former name of or former address, if changed since last report)

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Item 5. OTHER EVENTS

        1. On February 15, 2000, JMAR Technologies, Inc. (the "Company") issued a Press Release announcing that it has exercised its right to call for redemption of its outstanding Redeemable Common Stock Purchase Warrants which trade under the symbol "JMARW" (the "JMARW Warrants"). As of February 11, 2000, a total of 2,402,138 JMARW Warrants were outstanding. On or after February 15, 2000, a Notice of Redemption and related materials will be mailed to all holders of the JMARW Warrants. As a result of the call, each JMARW Warrant will continue to be exercisable at $5.50 per warrant until 5:00 p.m. (Eastern Standard Time) on March 20, 2000. If a JMARW Warrant is exercised, the holder will receive one share of JMAR Common Stock. After 5:00 p.m. (Eastern Standard
               Time) on March 20, 2000, the JMARW Warrants will no longer be exercisable, and holders will have the right to receive only the redemption price of $0.05 per warrant. A copy of the Press Release announcing the foregoing is attached as Exhibit 99.1 hereto. A copy of the Letter of Transmittal and Notice of Redemption to be sent to holders are attached as Exhibits 99.2 and 99.3, respectively.

        2. The Company's original Warrant Agreement which it entered into with its underwriters in 1993 provided for the payment of a fee of 5% of the warrant exercise proceeds to a warrant solicitation agent. The Company has appointed Auerbach, Pollak & Richardson, Inc. ("Auerbach") to act as warrant solicitation agent pursuant to a Warrant Solicitation Agreement, dated February 9, 2000, between the Company and Auerbach (the "Solicitation Agreement"). Pursuant to the Solicitation Agreement, in consideration for a broad range of services and advice related to the solicitation of exercises of the JMARW Warrants and the redemption call, the Company has agreed to pay Auerbach a cash fee of 5% of the total proceeds received from exercises of JMARW Warrants from and after February 15, 2000. The Solicitation Agreement also provides that the Company will issue Auerbach a Warrant (the "Solicitor's Warrant") to purchase shares of the Company's Common Stock equal to eight percent (8%) of the JMARW Warrants exercised after February 9, 2000. The Solicitor's Warrants will have an exercise price of $5.50 per share, are not exercisable for at least six months following the issuance of the Notice of Redemption and are only exercisable thereafter on the first trading day after one of the following has occurred following said six month period: (x) if the closing price (regular session) of the Company's Common Stock as reported on NASDAQ has exceeded $9.50 for any ten trading days in any twenty trading day period or (y) the average of the closing price (regular session) of the Company's Common Stock as reported on NASDAQ for any ten consecutive trading day period exceeds $9.50. The Solicitor's Warrant will have a term of three years and a provision allowing for a cashless exercise. The Company has agreed to file a registration statement to include the shares issuable under the Solicitor's Warrant no later than the six month period after the


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               Redemption Date. A copy of the Warrant Solicitation Agreement is attached as Exhibit 99.4 hereto.

        3. In connection with the mailing of a Notice of Redemption to the holders of the JMARW Warrants, the Company will deliver the original Prospectus, dated June 28, 1993 and a Prospectus Supplement, dated February 15, 2000, relating to the issuance of the shares of Common Stock pursuant to the JMARW Warrants. The Prospectus Supplement is being filed with the Securities and Exchange Commission concurrently with this Form 8-K to supplement certain of the information contained in the 1993 Prospectus. An updated set of Risk Factors related to an investment in the Company is attached as Exhibit 99.5 hereto.

Item 7. EXHIBITS

        The following exhibits are filed as part of this report:

        99.1 Press Release, dated February 15, 2000, reporting the Company's call for redemption of its JMARW Warrants.

        99.2   Letter of Transmittal, dated February 15, 2000.

        99.3   Notice of Redemption, dated February 15, 2000.

        99.4 Warrant Solicitation Agreement, dated February 9, 2000, between the Company and Auerbach, Pollak & Richardson, Inc.

        99.5   Risk Factors Affecting the Company, its Business and its Stock
               Price.




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE: February 15, 2000                JMAR TECHNOLOGIES, INC.
                                       (Registrant)



                                       BY: /s/ Dennis E. Valentine
                                           ------------------------------------
                                           Dennis E. Valentine
                                           Chief Financial Officer









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                                INDEX TO EXHIBITS


        99.1 Press Release, dated February 15, 2000, reporting the Company's call for redemption of its JMARW Warrants.

        99.2   Letter of Transmittal, dated February 15, 2000.

        99.3   Notice of Redemption, dated February 15, 2000.

        99.4 Warrant Solicitation Agreement, dated February 9, 2000, between the Company and Auerbach, Pollak & Richardson, Inc.

        99.5   Risk Factors Affecting the Company, its Business and its Stock
               Price.





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